Exhibit 10.1

STOCK PURCHASE AGREEMENT

Between

Material Technologies, Inc. (“COMPANY”)
__________________________________________________________________

and

BIRCHINGTON INVESTMENTS LIMITED

__________________________________

April 7, 2005

__________________________________

ii

LEGAL FEES AND DEFAULT INTEREST RATE........................................................................ 22

LIST OF SCHEDULES:

Schedule 3.1(a)           Subsidiaries
Schedule 3.1(c)           Capitalization and Registration Rights
Schedule 3.1(d)           Equity and Equity Equivalent Securities
Schedule 3.1(e)           Conflicts
Schedule 3.1(f)           Consents and Approvals
Schedule 3.1(g)           Litigation
Schedule 3.1(h)           Defaults and Violations

LIST OF EXHIBITS:

Exhibit A        Officer’s Certificate
Exhibit B         Opinion of Counsel
Exhibit C         Escrow Agreement

iii

          THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 7, 2005, between Material Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Birchington Investments Limited, a corporation organized under the laws of the British Virgin Islands with its offices c/o Quijano & Associates BVI Limited, PO Box 313, Road Town, Tortola, British Virgin Islands (“Birchington”).

          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Birchington and Birchington desires to acquire from the Company Eight Million Eight Hundred Thousand (8,800,000) shares of the Company’s common stock, $0.001 par value (the “Common Stock”), for the Purchase Price.  The consideration to be paid by Birchington for the Common Stock shall be subject to certain downside price protection (the “Downside Price Protection”) provided in Section 2 of the Escrow Agreement.

          IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and Birchington agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.1          Certain Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          “1940 Act” shall have the meaning set forth in Section 3.1(n) hereof.

          “Affiliate” means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          “Agreement” shall have the meaning set forth in the introductory paragraph of this Agreement.

          “Birchington” shall have the meaning in the introductory paragraph.

          “Birchington Consideration Shares” shall have the meaning in Section 2.1(c) hereof.

          “Birchington Shares” means the Ordinary Shares of $0.01 each of Birchington.

          “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

          “Change of Control” means the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, a majority of the issued and outstanding voting shares of the Company.

          “Closing” shall have the meaning set forth in Section 2.2(a) hereof.

          “Closing Bid Price” shall mean the closing bid price for a share of Common Stock on such date on the OTCBB (or such other exchange, market, or other system that the Common Stock is then traded on), as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).

          “Closing Date” shall have the meaning set forth in Section 2.2(a) hereof.

          “Common Stock” means shares now or hereafter authorized of the class of common stock, $.001 par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

          “Company” shall have the meaning set forth in the introductory paragraph.

          “Control Person” shall have the meaning set forth in Section 4.9(a) hereof.

          “Disclosure Documents” means the Company’s reports filed under the Exchange Act with the SEC.

          “Downside Price Protection” shall have the meaning set forth in the recitals.

          “Escrow Agent” means Gottbetter & Partners, LLP, 488 Madison Avenue, 12 Floor, New York, NY 10022; Tel: 212-400-6900; Fax: 212-400-6901.

            “Escrow Agreement” means the Escrow Agreement in the form of Exhibit C annexed hereto

            “Escrow Shares” shall have the meaning set forth in Section 2.1(d) hereof.

            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

            “Execution Date” means the date of this Agreement first written above.

            “G&P” means Gottbetter & Partners, LLP.

            “Hunter Wise” means Hunter Wise Financial Group, LLC, and/or Hunter Wise Securities, LLC, a NASD registered Broker/Dealer, 2171 Campus Drive, Suite 200, Irvine, CA 92612; Tel: 949-852-1700; Fax: 949-852-1722, a non-exclusive corporate finance advisor to the Target Company.

            “Holder” or “Holders” shall have the meaning set forth in Section 4.5 hereof.

            “Indemnified Party” shall have the meaning set forth in Section 4.9(b) hereof.

            “Indemnifying Party” shall have the meaning set forth in Section 4.9(b) hereof.

            “G&P” means Gottbetter & Partners, LLP.

            “Losses” shall have the meaning set forth in Section 4.9(a) hereof.

            “Material” shall mean having a financial consequence in excess of $25,000.

            “Material Adverse Effect” shall have the meaning set forth in Section 3.1(a) hereof.

            “NASD” means the National Association of Securities Dealers, Inc.

            “Nasdaq” shall mean the Nasdaq Stock Market, Inc.®

            “New Securities” shall have the meaning set forth in Section 4.10 hereof.

            “OTCBB” shall mean the NASD over-the counter Bulletin Board®.

            “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

            “Purchase Price” shall have the meaning set forth in Section 2.1(b) hereof.

            “Recognised Stock Exchange” shall mean a stock exchange satisfying requirements which provide for amongst other things, the maintenance of appropriate financial resources by companies listed on it, proper monitoring and enforcement procedures and the promotion and maintenance of standards and safeguards for investors.

            “Redemption Price” shall mean an amount equal to the Stated Value of the Shares outstanding that are subject to redemption.

           “Required Approvals” shall have the meaning set forth in Section 3.1(f) hereof.

          “Research Works” means The Research Works, Inc., a New Jersey Corporation, an equity research boutique.

          “Richdata” shall have the meaning set forth in Section 3.1(l) hereof.

          “Securities” means the Shares and Escrow Shares.

          “SEC” means the Securities and Exchange Commission.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Shares” shall have the meaning set forth in Section 2.1(a) hereof.

          “Short Sale” shall have the meaning set forth in Section 4.14 hereof.

          “Subsidiaries” shall have the meaning set forth in Section 3.1(a) hereof and “Subsidiary” shall be construed accordingly.

           “Trading Day” means (a) a day on which the Common Stock is quoted on the Nasdaq, the OTCBB or the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on Nasdaq, the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the Pink Sheets LLC (or any similar organization or agency succeeding its functions of reporting prices).

           “Transaction Documents” means this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement.

ARTICLE II
PURCHASE AND SALE OF SHARES

2.1          Purchase and Sale; Purchase Price.

          (a)        Subject to the terms and conditions set forth herein, the Company shall issue and sell and Birchington shall purchase Eight Million Eight Hundred Thousand  (8,800,000) shares of the Company’s Common Stock (the “Shares”).

          (b)        The purchase price (the “Purchase Price”) shall be the number of Shares multiplied by the average of the Closing Bid Price per share of Common Stock during the ten (10) Trading Days immediately preceding the Closing Date.

          (c)        The Purchase Price shall be paid by Birchington by delivery to the Company of the number of Birchington Shares (the “Birchington Consideration Shares”) equal to the Purchase Price divided by US$1.00.

          (d)       The Company shall deposit the number of shares of Company Common Stock (the “Escrow Shares”) equal to thirty percent (30%) of the Shares of Shares in escrow with the Escrow Agent as “Downside Price Protection” provided in Section 2 of the Escrow Agreement.

          (e)        At the Closing or as soon as practicable thereafter, Birchington shall distribute to the Company a written list of (i) the names of the other companies that have executed similar agreements to the Agreement with Birchington and (ii) the names of the investors that have executed Stock Purchase Agreements with Birchington.  The Company shall have five (5) Business Days after distribution of such list to cancel the transactions contemplated by this Agreement by sending written notice to Birchington and the Escrow Agent of such decision via facsimile that must be received by Birchington and the Escrow Agent before 5:00 p.m. New York time on the fifth day.

2.2       Execution and Delivery of Documents; The Closing.

          (a)        The Closing of the purchase and sale of the Shares (the “Closing”) shall take place within fifteen (15) days after the execution and delivery of this Agreement (the “Closing Date”).  On the Closing Date,

          (i)         the Company shall execute and deliver to the Escrow Agent certificates in the name of Birchington representing the Shares and the Escrow Shares;

          (ii)        the Company shall execute and deliver to Birchington a certificate of its President, in the form of Exhibit A annexed hereto, certifying that attached thereto is a copy of resolutions duly adopted by the Board of Directors of the Company authorizing the Company to execute and deliver the Transaction Documents and to enter into the transactions contemplated thereby;

          (iii)       counsel for the Company shall deliver to the Escrow Agent an executed copy of its opinion in the form annexed hereto as Exhibit B;

          (iv)       the Company, the Escrow Agent and Birchington shall execute and deliver to each other an executed Escrow Agreement;

          (v)        Birchington shall deliver to the Escrow Agent the Birchington Consideration Shares; and

          (vi)    the Company shall wire the monies owed to G&P pursuant to Section 5.1 hereof for legal fees with the following wire instructions:

            Citibank, N.A.
            488 Madison Avenue

            New York, NY
            ABA Routing No.: 021000089
            Account Name: Gottbetter & Partners, LLP
            Account No. 49061322
            Reference:  Material Technologies, Inc. (“Company”).

            (b)  Notwithstanding the foregoing, at Closing, the Company shall deliver to the Escrow Agent certificates representing the Shares and the Escrow Shares, that shall be held by the Escrow Agent upon the terms and conditions set forth in the Escrow Agreement, and that shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN “OFFSHORE TRANSACTION” IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION AND IN ACCORDANCE WITH SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

          (c)  Pursuant to a non-exclusive corporate finance engagement agreement between the Company and Hunter Wise, the Company shall deliver its advisory fee to Hunter Wise in the form of restricted Common Stock.

          (d)  Prior to the engagement of Hunter Wise by the Company, the Company shall be required to obtain a consent from Research Works to enter into this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1          Representations, Warranties and Agreements of the Company.  The Company hereby makes the following representations and warranties to Birchington, all of which shall survive the Closing:

          (a)        Organization and Qualification.  The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company has no subsidiaries other than as set forth on Schedule 3.1(a) attached hereto (collectively, the “Subsidiaries”).  Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

          (b)        Authorization, Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Company.  Each of this Agreement and each of the other Transaction Documents has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

          (c)        Capitalization.  The authorized, issued and outstanding capital stock of the Company is set forth on Schedule 3.1(c).  Except as described in this Agreement, or disclosed in Schedule 3.1(c), no shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement.  Except as described in this Agreement, or disclosed in Schedule 3.1(c), there are no outstanding options, voting agreements or merger agreements, arrangements, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and the Escrow Shares hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or other securities (as appropriate), or securities or rights convertible or exchangeable into shares of Common Stock or other securities (as appropriate).  Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, bylaws or other charter documents.

          (d)       Issuance of Securities.  The Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company against the Company enforceable in accordance with their respective terms.  The Escrow Shares have been duly and validly authorized for issuance and offer pursuant to the Escrow Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company against the Company enforceable in accordance with their respective terms.  Except as set forth in Schedule 3.1(d) hereto, there is no equity or equity equivalent security, debt, or equity lines of credit outstanding that is substantially similar to the Shares, including any security having a floating conversion price substantially similar to the Shares.

          (e)        No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) except as specifically set forth in Schedule 3.1(e) or (ii) be subject to obtaining any consents except those referred to in Schedule 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiaries is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Company or its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.  The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

          (f)        Consents and Approvals.  Other than the approval of its board of directors and stockholders, which have been obtained, and except as specifically set forth in Schedule 3.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents (the “Required Approvals”).

          (g)        Litigation; Proceedings.  Except as specifically disclosed in Schedule 3.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of any of the Transaction Documents, the Shares or the Escrow Shares, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents.

          (h)        No Default or Violation.  Except as set forth in Schedule 3.1(h) hereto, neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts, violations or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect or (z) adversely impair the Company’s ability or obligation to perform fully on a timely basis its obligations under this Agreement.

          (i)         Absence of Material Adverse Change.  Since the date of this Agreement, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or the market or the value of the Company’s Common Stock.

          (j)         Disclosure Documents.  The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (k)        Non-Registered Offering.  Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities Act) which might subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

          (l)         Introducer.  The Company accepts and agrees that Richdata Associates Limited (“Richdata”) is acting for Birchington and does not regard any person other than Birchington as its customer in relation to this Agreement, and that it has not made any recommendation to the Company, in relation to this Agreement and is not advising the Company, with regard to the suitability or merits of the Birchington Consideration Shares and in particular Richdata has no duties or responsibilities to the Company for the best execution of the transaction contemplated by this Agreement. Without limitation to the foregoing the Company acknowledges and accepts that any fee payable by Birchington to Richdata may be made, on the instruction of Richdata, to Richdata or its nominee.

          (m)       Private Placement Representations. The Company (i) has received and carefully reviewed such information and documentation relating to Birchington that the Company has requested, including, without limitation, Birchington’s Confidential Private Offering Memorandum dated April 1, 2005; (ii) has had a reasonable opportunity to ask questions of and receive answers from Birchington concerning the Birchington Consideration Shares, and all such questions, if any, have been answered to the full satisfaction of the Company; (iii) has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and risks involved in an investment in the Birchington Consideration Shares; (iv) understands that Birchington has determined that the exemption from the registration provisions of the Securities Act, provided by  Section 4(2) of the Securities Act is applicable to the offer and sale of the Birchington Consideration Shares, based, in part, upon the representations, warranties and agreements made by the Company herein; and (v) except as set forth herein, no representations or warranties have been made to the Company by Birchington or any agent, employee or affiliate of Birchington and in entering into this transaction the Company is not relying upon any information, other than the results of independent investigation by the Company.

          (n)        No Registration.  The Company understands that no federal agency (including the SEC), state agency or foreign agency has made or will make any finding or determination as to the fairness of an investment in the Birchington Consideration Shares (including as to the purchase price).  The Company understands further that (1) the offer and sale of the Birchington Consideration Shares has not been registered under the Securities Act, by virtue of Section 4(2) of the Securities Act, or under the securities laws of any state of the United States and (2) Birchington is not registered and does not intend to register as an investment company under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), and intends to rely on an exemption from registration under Section 3(c)(1) of the 1940 Act, and the Company will not be entitled to the benefits of such registration.  Section 3(c)(1) provides that an investment vehicle that has no more than 100 beneficial owners who are U.S. persons and does not make, or propose to make, any public offering of its securities is excepted from the definition of “investment company”.  The Company understands that no resales or transfers, or offers of resales or transfers, of the Birchington Consideration Shares may be effected unless the resale of such Birchington Consideration Shares is registered under the Securities Act or an exemption there from is available (such as pursuant to Rule 904 of Regulation S in relation to offshore resales of securities); that the resale of the Birchington Consideration Shares is in compliance with all requirements necessary to maintain Birchington’s exception from registration under the 1940 Act; and all applicable state and foreign securities laws are complied with.  The Company understands that a notation shall be made in the appropriate records of Birchington, indicating that the Birchington Consideration Shares are subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to the securities transfer agent with respect to the Birchington Consideration Shares.

          (o)        Investment Company Act.  As of the date hereof, neither the Company nor any of its subsidiaries is an investment company required to be registered under the 1940 Act nor an issuer that, but for an exception from the definition of “investment company” under either Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, would be an investment company.  The Company shall provide prompt notice to Birchington if it becomes an “investment company” as defined in the 1940 Act.

Birchington acknowledges and agrees that the Company makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof.

3.2          Representations and Warranties of Birchington.  Birchington hereby represents and warrants to the Company as follows:

          (a)        Organization; Authority.  Birchington is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The acquisition of the Shares to be purchased by Birchington hereunder and the transfer, if any, of the Escrow Shares under the Escrow Agreement have been duly authorized by all necessary action on the part of Birchington.  This Agreement has been duly executed and delivered by Birchington and constitutes the valid and legally binding obligation of Birchington, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

          (b)        Investment Intent.  Birchington is acquiring the Shares to be purchased by it hereunder and the Escrow Shares under the Escrow Agreement, if any, for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or Escrow Shares, or any part thereof or interest therein, without prejudice, however, to Birchington’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares or Escrow Shares in compliance with applicable federal and state securities laws.

          (c)        Experience of Birchington.  Birchington, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Securities to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

          (d)       Ability of Birchington to Bear Risk of Investment.  Birchington is able to bear the economic risk of an investment in the Securities to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.

          (e)        Access to Information.  Birchington acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Securities offered hereunder and the merits and risks of investing in such securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Documents.

          (f)        Reliance.  Birchington understands and acknowledges that (i) the Shares being offered and sold to it hereunder are being offered and sold and the transfer of the Escrow Shares, if any, under the Escrow Agreement are being transferred without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) and/or Regulation S of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and Birchington hereby consents to such reliance.

          (g)                    Regulation S.

                        (i)         Birchington understands and acknowledges that (A) the Shares acquired pursuant to this Agreement and any Escrow Shares acquired pursuant to the Escrow Agreement have not been registered under the Securities Act, are being sold in reliance upon an exemption from registration afforded by Regulation S and that such Shares and Escrow Shares have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation S, the Shares and Escrow Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) other than as set forth in this Agreement between the Company and Birchington, the Company is under no obligation to register the Shares or the Escrow Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

                        (ii)        Birchington (A) is not a U.S. person and is not acquiring the Shares or Escrow Shares, if any, for the account of any U.S. person; (B) if a corporation, it is not organized or incorporated under the laws of the United States; (C) if a corporation, no director or executive officer is a national or citizen of the United States; and (D) it is not otherwise deemed to be a “U.S. Person” within the meaning of Regulation S.

                        (iii)       Birchington was not formed specifically for the purpose of acquiring the Shares purchased pursuant to this Agreement or for acquiring the Escrow Shares pursuant to the Escrow Agreement.

                        (iv)       Birchington is purchasing the Shares and acquiring the Escrow Shares, if any, for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Shares or Escrow Shares or any right, option, security interest, pledge or other interest in or to the Shares or Escrow Shares.  Birchington understands, acknowledges and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Shares or the Escrow

Shares, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities laws, if applicable.

                        (v)        Birchington will, after the expiration of the Restricted Period, as set forth under Regulation S Rule 903(b)(3)(iii)(A), offer, sell, pledge or otherwise transfer the Shares or the Escrow Shares, if any, only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws.  The transactions contemplated by this Agreement have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

                        (vi)       The offer leading to the sale evidenced hereby was made in an “offshore transaction.”  For purposes of Regulation S, Birchington understands that an “offshore transaction” as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

                        (vii)      Neither Birchington nor any Affiliate of Birchington or any Person acting on its behalf, has made or is aware of any “directed selling efforts” in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased hereby or Escrow Shares being acquired pursuant to the Escrow Agreement.

                        (viii)     Birchington understands that the Company is the seller of the Shares which are the subject of this Agreement and the Escrow Shares which are the subject of the Escrow Agreement, and that, for purpose of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question.  Birchington agrees that it will not, during the Restricted Period set forth under Rule 903(b)(iii)(A), act as a distributor, either directly or though any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Shares or the Escrow Shares other than to a non-U.S. Person.

          The Company acknowledges and agrees that Birchington makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1       Manner of Offering.  The Securities are being issued pursuant to Section 4(2) of the Securities Act and Regulation S thereunder.  The Birchington Consideration Shares are being issued pursuant to Section 4(2) of the Securities Act.

4.2       Notice of Certain Events.  The Company shall, on a continuing basis, as long as Birchington owns any of the Shares or the Escrow Shares, (i) advise Birchington promptly after obtaining knowledge of, and, if requested by Birchington, confirm such advice in writing, of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Shares or the Escrow Shares, for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made by the Company in Section 3.1 or in the Disclosure Documents untrue or that requires the making of any additions to or changes in Section 3.1 or in the Disclosure Documents in order to make the statements therein, in each case at the time such Disclosure Documents were delivered to Birchington and in the light of the circumstances under which they were made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Securities under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Securities under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

4.3       Blue Sky Laws.  The Company shall cooperate with Birchington in connection with obtaining an exemption from registration of the Shares and Escrow Shares under the securities or Blue Sky laws of such jurisdictions as Birchington may request; provided, however, that the Company shall be not required in connection therewith to qualify as a foreign corporation where it is not now so qualified.  The Company agrees that it will execute all necessary documents and pay all necessary state filing or notice fees to enable the Company to sell the Shares and Escrow Shares to Birchington.

4.4          Integration.  The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Birchington.

4.5       Furnishing of Rule 144(c) Materials.  The Company shall, for so long as any of the Securities remain outstanding and during any period in which the Company is no longer subject to Section 13 or 15(d) of the Exchange Act, make available to any registered holder of the Securities (“Holder” or “Holders”) in connection with any sale thereof and any prospective purchaser of such Securities from such Holder, such information in accordance with Rule 144(c) promulgated under the Securities Act as is required for such Holder to sell the Securities under Rule 144 promulgated under the Securities Act.

4.6       Solicitation Materials.  The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Shares and the Escrow Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the Shares and the Escrow Shares by means of any form of general solicitation or advertising.

4.7       Listing of Common Stock.  (a) Either the Company is current in its reporting obligations under Section 13 or 15(d) of the Exchange Act or is in the process of becoming a reporting company under Section 13 or 15(d) of the Exchange Act.

          (b)        If the Common Stock is or shall become listed on the OTCBB or any other another exchange, the Company shall (a) use its best efforts to maintain the listing of its Common Stock on the OTCBB or such other exchange on which the Common Stock is then listed for two years from the date of this Agreement and (b) shall provide to Birchington evidence of such listing.

4.8       Recognised Stock Exchange.  The Birchington Shares will be listed on a Recognised Stock Exchange within twenty one (21) days after the Closing Date.

4.9    Indemnification.

          (a)        Indemnification

          (i)         The Company shall, notwithstanding termination of this Agreement, indemnify and hold harmless Birchington and its officers, directors, agents, employees and affiliates, each Person who controls Birchington (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a “Control Person”) and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement or any of the other Transaction Documents.

(ii)        Birchington shall, notwithstanding termination of this Agreement, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person of the Company and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by Birchington under this Agreement or any of the other Transaction Documents.

          (b)        Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

            An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in, but not control, the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be reasonably acceptable to the Indemnifying Party and shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding, provided, however, the Indemnifying Party may settle or compromise any asserted liability without the consent of the Indemnitee so long as such settlement or compromise releases the Indemnitee and does not include any admission or statement of fault against the Indemnitee.

            All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

            No right of indemnification under this Section shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely or substantially out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

          (c)        Contribution.  If a claim for indemnification under this Section is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations.   The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether there was a judicial determination that such Losses arise in part out of the negligence or bad faith of the Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or the Indemnified Party’s breach of its obligations under this Agreement.  The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

          (d)       Non-Exclusivity.  The indemnity and contribution agreements contained in this Section are in addition to any obligation or liability that the Indemnifying Parties may have to the Indemnified Parties.

4.10     Notice and Consultation Before Securities Issuance.  Until such time as Birchington shall have sold all of the Shares or the Escrow Shares, the Company shall not offer or issue any equity, equity equivalent security or debt that with a floating conversion price, or any equity lines of credit (the “New Securities”), without first giving thirty (30) days notice thereof to Birchington and thereafter consulting in good faith with Birchington concerning such issuance. After such consultation between the Company and Birchington, the Company may offer or sell the New Securities on such terms and conditions as the Company deems appropriate.  Birchington shall keep all information concerning the New Securities confidential and shall not trade any of the Company’s securities until information about the New Securities is publicly disclosed or the Company advises Birchington that it has determined not to issue the New Securities.

4.11     Lock-Up Agreement. Birchington shall not sell, transfer or assign all or any part of the Shares or the Escrow Shares for a period of one (1) year following the Closing Date, without the express written consent of the Company, which consent may be withheld in the Company’s sole discretion.

4.12     Use of Proceeds.  The Company agrees that none of the proceeds from the sale of the Shares shall be used to repay loans owed by the Company to any of its shareholders.

4.13     Sale of Birchington Consideration Shares.  Birchington shall assist the Company in setting up and maintaining a trading account at a registered broker in the country where the Birchington Shares are listed to facilitate the sale of the Birchington Consideration Shares.  Broker’s commissions in the trading account shall not exceed one-half percent (0.5%).

4.14     Short Sales.  Birchington agrees it will not enter into any Short Sales (as hereinafter defined) until the date that Birchington no longer owns any Common Stock.  For purpose hereof, a “Short Sale” shall mean a sale of Common Stock by Birchington that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in the Common Stock by Birchington.

4.15     Liquidation of Shares and Escrow Shares.  Commencing on the date occurring one (1) year after the Closing, Birchington may sell the Shares and the Escrow Shares, if any, at a monthly rate no greater than an amount equal to fifteen percent (15%) of the Company’s prior month's trading volume, provided, however, that Birchington may execute block trades of 50,000 or more shares of Common Stock and such sales shall not count toward the fifteen percent (15%) limitation on the rate of liquidation.  Birchington shall use the proceeds from these liquidations to re-purchase Birchington Shares in the marketplace.

4.16     Definitive Certificates.  The definitive certificates evidencing the ownership of the Shares shall be held at the office of the Secretary of Birchington until one (1) year from the date hereof.

4.17     Investing Through a Subsidiary Established in the European Union. In the event that any Recognised Stock Exchange on which the Birchington Shares may be listed pursuant to Section 4.8 is in the European Union, Birchington will then be classified as a closed-end investment fund for the purposes of EU legislation and it will be subject to a requirement that at least 25% of the Birchington Shares issued are placed in public hands in the European Union. In order to ensure compliance with this requirement Birchington will, if necessary, assist the Company in the establishment of English subsidiaries to act as investment vehicles for the purpose of completing investments in Birchington Consideration Shares pursuant to the terms of this Agreement.

ARTICLE V
MISCELLANEOUS

5.1    Fees and Expenses.  Except as set forth in this Agreement each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and similar taxes and duties levied in connection with the issuance of the Shares pursuant hereto and the issuance and transfer of the Escrow Shares under the Escrow Agreement.  Birchington shall be responsible for any taxes (other than income taxes) payable by Birchington that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. The Company agrees to pay Birchington’s counsel $7,500.00 for legal fees and disbursements associated with the transactions contemplated by this Agreement.  The Company shall pay (i) all costs, expenses, fees and all taxes incident to and in connection with:  (A) the issuance and delivery of the Securities, (B) the exemption from registration of the Securities for offer and sale to Birchington under the securities or Blue Sky laws of the applicable jurisdiction, (C) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), and (D) all fees and expenses of counsel and accountants of the Company.

5.2       Entire Agreement.  This Agreement, together with all of the Exhibits and Schedules annexed hereto, and any other Transaction Document contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.  This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

5.3       Notices.  Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed to have been duly given only if delivered to the party personally or sent to the party by facsimile upon electronic confirmation and receipt (promptly followed by a hard-copy delivered in accordance with this Section 5.3) or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or if sent by nationally recognized overnight courier, one day after being mailed certification fees thereon prepaid, addressed to the party at its address set forth below:

                        If to Company:           Robert M. Bernstein
                                                          Material Technologies, Inc
                                                          11661 San Vicente Blvd., Suite 707
                                                          Los Angeles, CA 90049
                                                          Attn: Robert M. Bernstein
                                                          Tel: (310) 208-5589
                                                          Fax: (310) 473-3177

                        With a copy to:          Larry Washor, Esq.
                                                         11150 Olympic Blvd., Suite 980
                                                         Los Angeles, CA 90064
                                                         Attn: Larry Washor
                                                         Tel: (310) 479-2660
                                                         Fax: (310) 479-1022

                        If to Birchington:        Birchington Investments Limited
                                                         Suite 621(1/2),
                                                         Europort,
                                                         Gibraltar
                                                         Attn: Cecilia Gatus
                                                         Tel: 00 350 4 3339
                                                         Fax: 00 350 4 9450

                        With a copy to:          Gottbetter & Partners, LLP
                                                         488 Madison Avenue
                                                         New York, NY 10022
                                                         Attn:  Adam S. Gottbetter, Esq.
                                                         Tel:  (212) 400-6900
                                                         Fax:  (212) 400-6901

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 5.3.

5.4       Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and Birchington, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.5       Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6       No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.7       Governing Law; Venue; Service of Process.  The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York.  The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury.  Any action to enforce the terms of this Agreement or any of its exhibits, or any other Transaction Document shall be brought exclusively in the state and/or federal courts situated in the County and State of New York.  Service of process in any action by Birchington to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

5.8       Survival.  The representations and warranties of the Company and Birchington contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article V shall survive the Closing for a period of one (1) year (or any earlier termination of this Agreement).

5.9       Counterpart Signatures.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.10     Publicity.  The Company and Birchington shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, unless counsel for the disclosing party deems such public statement to be required by applicable federal and/or state securities laws.  Except as otherwise required by applicable law or regulation, the Company will not disclose to any third party (excluding its legal counsel, accountants and representatives) the name of Birchington.

5.11     Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12     Limitation of Remedies.  With respect to claims by the Company or any person acting by or through the Company, or by Birchington or any person acting through Birchington, for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

5.13     Successors and Assigns.  This Agreement shall become effective when it is executed by the parties and shall thereafter be binding upon and enure to the benefit of the parties hereto and their permitted successors and assigns.  This agreement and any of the rights, interests or obligations hereunder may be assigned by Birchington without the consent of the Company, provided that notwithstanding such assignment, Birchington’s obligations hereunder shall continue as if such assignment had not occurred.

ARTICLE VI
LEGAL FEES AND DEFAULT INTEREST RATE

            In the event any party hereto commences legal action to enforce its rights under this Agreement or any other Transaction Document, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney’s fees, account’s fees, appraiser’s fees and investigative fees) incurred in enforcing such rights.  In the event of an uncured default by any party hereunder, interest shall accrue on all unpaid amounts due the aggrieved party at the rate of fifteen percent (15%) per annum, compounded annually.

[   SIGNATURE PAGE FOLLOWS   ]

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

                                                                                  Company:

                                                                                  Material Technologies, Inc.

                                                                                  By:  _________________________
                                                                                  Name:  Robert M. Bernstein
                                                                                  Title:    CEO

                                                                                  BIRCHINGTON:

                                                                                  BIRCHINGTON INVESTMENTS LIMITED

                                                                                  By: __________________________
                                                                                  Name: ________________________
                                                                                  Title: _________________________

Schedule 3.1(a)

Subsidiaries

Schedule 3.1(c)

Capitalization and Registration Rights

Schedule 3.1(d)

Equity and Equity Equivalent Securities

Schedule 3.1(e)

Conflicts

Schedule 3.1(f)

Consents and Approvals

Schedule 3.1(g)

Litigation

Schedule 3.1(h)

Defaults and Violations

EXHIBIT A

MATERIAL TECHNOLOGIES, INC. (“COMPANY”)

OFFICER’S CERTIFICATE

            I, Robert M. Bernstein, being the CEO of Material Technologies, Inc. a Delaware corporation (the “Company”), pursuant to Section 2.2(a)(ii) of that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of 7 April, 2005, by and between the Company and Birchington Investments Limited, do hereby certify on behalf of the Company that attached hereto is a copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the Company to execute and deliver the Transaction Documents, as such term is defined in the Purchase Agreement and to enter into the transactions contemplated thereby.

            IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Company this 7th day of April, 2005.

Material Technologies, Inc. (“Company”)

By:
       Robert M. Bernstein, CEO

A-1

EXHIBIT B

April 7, 2005

Birchington Investments Limited
Suite 621 (1/2)
Europort, Gibraltar
Attention: Michael Barton

                        Re:      Material Technologies, Inc.

Ladies and Gentlemen:

            We have acted as counsel to Material Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Stock Purchase Agreement, dated as of April 7, 2005, between you and the Company (the “Purchase Agreement”), and the transactions contemplated thereby.  Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Purchase Agreement.

            In addition to the Transaction Documents, we have examined such other documents, records and legal matters as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, without limitation, the Company’s certificate of incorporation and by-laws, each as in effect on the date hereof (the “Certificate of Incorporation” and the “By-Laws,” respectively). We have also relied on the certificates furnished by officers of the Company as of the date hereof.  We have, without independent verification, relied upon and assumed the accuracy of such certificates as to factual matters and have not attempted to verify independently the statements contained therein; however, nothing has come to our attention that would cause us to question the accuracy of such statements.

            We have also relied, without independent verification, on the representations and warranties as to factual matters of the Company and Birchington Investments Limited contained in the Purchase Agreement and on certificates of governmental officials.  In all such examinations, we have assumed:  (i) the genuineness of signatures of all persons other than the signatures of persons signing on behalf of the Company; (ii) the authenticity of all documents submitted to us as originals; (iii) the validity of all applicable laws, statutes, ordinances, rules and regulations, and the proper indexing and accuracy of all records and documents which are public records; and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

            Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

            (a)        The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not individually or in the aggregate reasonably be expected to have a material adverse effect on its business or financial condition (a “Material Adverse Effect”).

            (b)        The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, and to otherwise carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company.  Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights or by other equitable principles of general application.

            (c)        No shares of the Common Stock are entitled to statutory preemptive or similar contractual rights known to such counsel.  To our knowledge, except as specifically disclosed in Schedule 3.1(c) to the Purchase Agreement, there are no outstanding options, warrants, script rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as otherwise provided in the Purchase Agreement.

            (d)       To our knowledge, other than the Required Approvals, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court of other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, the absence of which could reasonably be expected to have a Material Adverse Effect.

            (e)        The execution and delivery of the Transaction Documents by the Company and its performance of and compliance with the terms of the Transaction Documents, including, without limitation, the issuance of the Shares and the issuance of the Escrow Shares under the Escrow Agreement do not violate any provision of the Articles of Incorporation or the By-Laws or, to our knowledge, any provision of any applicable federal or state law, rule or regulation, which could reasonably be expected to have a Material Adverse Effect.  To our knowledge, except as disclosed in Schedule 3.1(e) to the Purchase Agreement, the execution, delivery and performance of and compliance with the Transaction Documents, and the issuance of the Shares and the Escrow Shares have not resulted, and will not result, in any violation of, or constitute a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under), any contract, agreement, instrument, judgment or decree binding upon the Company or any Subsidiary known to us which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.

            The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

            (a)        We have assumed that Birchington subscribing to the Transaction Documents has the legal right, capacity and power to enter into and perform all of its obligations under each of the Transaction Documents.  Furthermore, we have assumed the due authorization by Birchington of all requisite action and the due execution and delivery of the Transaction Documents, and that the Transaction Documents are the valid and binding agreements of Birchington enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights or by other equitable principles of general application.

            (b)        Our opinions on the binding effect and enforceability of any obligation are subject to limitations resulting from the effects of (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, arrangement and assignment for the benefit of creditors laws and similar laws or judicially developed doctrines, and (ii) general principles of equity, whether applied by a court of law or equity.

            (c)        We disclaim any opinion as to (i) any provisions in any documents which purport to waive any procedural due process rights and (ii) any provisions relating to choice of governing law, which choice may depend upon factual circumstances and the laws of other jurisdictions.

            (d)       Enforcement of your rights and remedies may be limited by laws and judicial decisions which have imposed duties and standards of conduct (including, without limitation, obligations of good faith, fair dealing and reasonableness), and in this regard we have assumed that you will exercise your rights and remedies under the Transaction Documents, to the extent required by such laws and judicial decisions, in good faith and in circumstances and a manner which are commercially reasonable.

            (e)        Requirements set forth in any of the Transaction Documents to the effect that any provision thereof may be waived only in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by practice or course of conduct modifying such requirements has been or may be created.

            (f)        We express no opinion as to the enforceability of any remedies provided for under any of the Transaction Documents to the extent such remedies would have the effect of compensating the party entitled to the benefit of such remedies in amounts in excess of the actual loss suffered by such party.

            (g)        Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring to the actual current knowledge of partners and associates of ___________ who have had substantive involvement in the representation of the Company in connection with this transaction.  We have not undertaken any independent investigation to determine the existence or absence of such facts (and have not caused to be made any review of any court files or indices) and no inferences as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

            (h)        Our opinions are limited to the matters expressly set forth herein and to laws and facts existing on the date hereof and no opinion is to be implied or inferred beyond the matters expressly so stated.

            (i)         We note that we are members of the bar of the State of _________.  To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the state of ________, the [State General Corporation Law], the securities laws of any state or the federal securities law of the United States, we have assumed that the law of such other jurisdiction is identical to ______________.

            (j)         In furnishing the opinion regarding the valid existence and good standing of the Company and its Subsidiaries and the qualification of the Company and its Subsidiaries to do business, we have relied solely upon the good standing certificates attached to this opinion.

            This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Very truly yours,

EXHIBIT C

ESCROW AGREEMENT

ESCROW AGREEMENT (this “Agreement”), dated as of 7th April, 2005, by and between Material Technologies, Inc.,  “Company”), a Delaware corporation with its principal place of business at 11661 San Vicente Blvd., Suite 707, Los Angeles, CA 90049 (the “Company”);  Gottbetter & Partners, LLP with its principal place of business at 488 Madison Avenue, New York, NY 10022 (the “Escrow Agent”); and Birchington Investments Limited, a corporation organized under the laws of the Territory of the British Virgin Islands with its offices at c/o Quijano & Associates BVI Limited, PO Box 313, Road Town, Tortola, British Virgin Islands (“Birchington”).

Recitals

                        A.        Simultaneously with the execution of this Agreement, Birchington and the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof and incorporated herein by reference, pursuant to which the Company has agreed to issue to Birchington the Shares in exchange for the Birchington Consideration Shares.

                        B.        The parties have agreed that the Shares and the Birchington Consideration Shares shall be deposited into escrow pursuant to this Agreement and the Stock Purchase Agreement.

                        C.        The parties have agreed that additional shares of the Company’s Common Stock equal to thirty percent (30%) of the number of Shares (the “Escrow Shares”) shall be deposited into escrow as Downside Price Protection pursuant to this Agreement and the Stock Purchase Agreement.

                        D.        The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the purchase of the Shares and the Deposit of the Escrow Shares.

                        E.         All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

            NOW, THEREFORE, IT IS AGREED:

                       1.         Deposit into Escrow.    At the Closing Date, the parties shall deposit into escrow: (i) the Birchington Consideration Shares by Birchington, (ii) the Shares and the Escrow Shares by the Company and (iii) the Officer’s Certificate executed by the president of the Company. The Escrow Agent shall hold the Birchington Consideration Shares, the Shares and the Escrow Shares in escrow when delivered.

                       2.         Terms of Escrow.  (a)  If at any time before 5:00 pm New York Time five (5) Business Days from the date Birchington distributes to the Company a list of the other companies and selling shareholders that have executed similar agreements to the Stock Purchase Agreement with Birchington (the “Deadline”), the Escrow Agent receives written notice (the “Termination  Notice”) from the Company that the Company chooses to terminate the transactions contemplated by the Stock Purchase Agreement, the Escrow Agent is authorized and directed to distribute, as soon as practicable following  receipt of such Termination Notice, (i) the Birchington Consideration Shares to Birchington and (ii) the Shares, the Escrow Shares, the Officer’s Certificate and the opinion of the Company’s counsel to the Company.

                       (b)  If the Market Value of the Common Stock on the date occurring one year after Closing (the “One Year Anniversary”) is less than the Closing Price of the Common Stock, the Target Company shall sell to Birchington and Birchington shall purchase the number of Escrow Shares (the “Protection Shares”) equal to (a) the number of Shares multiplied by (b) the Percentage Decrease, at a purchase price of $.01 per share of the Shares (the “Escrow Purchase Price”).  The “Percentage Decrease” shall be equal to 1 – Market Value/the Closing Price. “Market Value” shall be the average of the ten (10) Closing Bid Prices per share of the Common Stock during the ten (10) Trading Days immediately preceding the One Year Anniversary. “Closing Price” shall be the average of the ten (10) Closing Bid Prices per share of the Common Stock during the ten (10) Trading Days immediately preceding the Closing Date.

                       Within three (3) Business Days of the One Year Anniversary, Birchington shall (i) send a notice (“Sale Notice”) to the Company and the Escrow Agent of the Protection Shares to be sold by the Company to Birchington, if any, and (ii) deposit the Escrow Purchase Price with the Escrow Agent, if necessary.  Within fourteen (14) Business Days of the Company’s and the Escrow Agent’s receipt of the Sale Notice and Escrow Agent’s receipt of the Escrow Purchase Price, the Escrow Agent is authorized and directed (i) to pay the Escrow Purchase Price to the Company, if any, (ii) to deliver the Protection Shares, if any, to Birchington and (iii) to deliver the remaining Birchington Escrow Shares, if any, to the Company.

                       (c)        The Company and Birchington hereby expressly authorize the Escrow Agent at the Closing and before the Escrow Agent distributes the Birchington Consideration Shares to the Target Company, to deduct from the Birchington Consideration Shares or from the proceeds of any sales of the Birchington Consideration Shares (i) any unpaid legal fees or disbursements of Gottbetter & Partners, LLP due under the Stock Purchase Agreement, and (ii) any other fees owed to Hunter Wise Securities, LLC and/or Hunter Wise Financial Group, LLC, in respect of its acting as non-exclusive corporate financial advisor to the Target Company, in connection with its purchase of Birchington Consideration Shares provided that the Company has forwarded to the Escrow Agent a written authorization executed by the Company.

                       3.         Duties and Obligations of the Escrow Agent.

                                  (a)        The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other.  The Escrow Agent’s duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder.

                                  (b)        The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice of such counsel.

                                  (c)        The Escrow Agent shall not be bound in any way by the terms of any other agreement to which Birchington and the Company are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Birchington and the Company, or any other party thereto.  The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or suppression of this Agreement unless the same shall be in writing and signed jointly by Birchington and the Company and agreed to in writing by the Escrow Agent.

                                  (d)       If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Consideration (as defined below) or taking certain action until the Escrow Agent is directed otherwise in writing jointly by Birchington and the Company or by a final judgment of a court of competent jurisdiction.

                                  (e)        The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine.  The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

                                  (f)        The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration.

                                  (g)        If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the securities (to the extent delivered to the Escrow Agent pursuant hereto, the “Consideration”), it may do so by delivering the same to another person that agrees to act as escrow agent hereunder and whose substitution for the Escrow Agent is agreed upon in writing by Birchington and the Company; provided, however that such successor Escrow Agent must be resident in the United States. If no such escrow agent is selected within three (3) business days after the Escrow Agent gives notice to Birchington and the Company of the Escrow Agent’s desire to so relinquish custody of the Consideration and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a state or federal court of competent  jurisdiction situate in the state and county of New York.  The fee of any  court officer shall be borne  by the Company.  Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and each of the Company and Birchington shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses.

                                  (h)        This Agreement shall not create any fiduciary duty on the Escrow Agent’s part to Birchington or the Company, nor disqualify the Escrow Agent from representing  either party hereto in any dispute with the other, including any dispute with respect to the Stock Purchase Agreement; provided, however, that in the event of such dispute, the Escrow Agent shall have the right to commence an interpleader action in any court of competent jurisdiction of the state of New York or of the United States located in the county and state of New York, deposit the Consideration with such court.

                                  (i)         The parties acknowledge and agree that the Escrow Agent is counsel to Birchington and not to the Company.  The Company agrees to, and agrees not to object to, the Escrow Agent’s engagement as Escrow Agent hereunder.

                                  (j)         Upon the full performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

                       4.         Indemnification.

                                  (a)        Birchington hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney’s fees, and amounts paid in settlement) resulting from claims asserted by the Company against the Escrow Agent with respect to the performance of any of the provisions of this Agreement.

                                  (b)        The Company hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney’s fees, and amount paid in settlement) resulting from claims asserted by Birchington against the Escrow Agent with respect to the performance of any of the provisions of this Agreement.

                                  (c)        Birchington and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses,

damages, taxes, liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Stock Purchase Agreement and the securities, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its  performance as Escrow Agent hereunder.

                                  (d)       In the event of any legal action or proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the legal fees of the prevailing party or parties and the legal fees, if any, of the Escrow Agent.

                       5.         Miscellaneous.

                                  (a)        All notices objections, requests, demands and other communications sent to any party hereunder shall be deemed duly given if (x) in writing and sent by facsimile transmission to the Person for whom intended if addressed to such Person at its facsimile number set forth below or such other facsimile number as such Person may designate by notice given pursuant to the terms of this Section 5 and (y) the sender has confirmation of transmission:

                                  (i)         If to the Company:                 Material Technologies, Inc.
                                                                                            Attn: Robert M. Bernstein CEO
                                                                                            Tel: (310) 208-5589
                                                                                             Fax: (310) 473-3177

                                               If to Birchington:                     Birchington Investments Limited
                                                                                             Suite 621 ½
                                                                                             Europort, Gibraltar
                                                                                             Attention: Cecilia Gatus
                                                                                             Telephone: 00 350 4 3339
                                                                                             Facsimile: 00 350 4 9450

                                  (iii)       If to the Escrow Agent:            Gottbetter & Partners, LLP
                                                                                             488 Madison Ave.
                                                                                             New York, New York 10022
                                                                                             Attn:  Adam S. Gottbetter, Esq.
                                                                                             Tel:  (212) 400-6900
                                                                                             Fax:  (212) 400-6901

                                  (b)        This Agreement has been prepared, negotiated and delivered in the state of New York and shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts entered into and performed entirely within New York, without giving effect to the principles of New York law relating to the conflict of laws.

                                  (c)        This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                                  (d)       This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

                       6.         Termination of Escrow.   The term of this Escrow Agreement shall begin upon the date hereof and shall continue until terminated upon the earlier to occur of (i) the performance of the Escrow Agent of all its duties hereunder or (ii) the written agreement of the parties to terminate this Agreement.  Upon the termination of this Escrow Agreement pursuant to subsection (ii), the Escrow Agent shall distribute any of the Birchington Escrow Shares then held by it pursuant to the terms of the written agreement of the parties.

[ SIGNATURE PAGE FOLLOWS ]

                       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

                                                                                            The Company:

                                                                                            Material Technologies, Inc.,

                                                                                            By: ___________________________
                                                                                            Name: Robert M. Bernstein
                                                                                            Title: CEO

                                                                                            Birchington:

                                                                                            Birchington Investments Limited

                                                                                            By: __________________________
                                                                                            Name: __________________
                                                                                            Title:   __________________

                                                                                             Escrow Agent:

                                                                                            Gottbetter & Partners, LLP

                                                                                            By:___________________________
                                                                                            Name: Adam S Gottbetter
                                                                                            Title: Managing Partner